          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

Filed by the Registrant  /X/
Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                      GOLDEN WEST FINANCIAL CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                  J. L. HELVEY, GROUP SENIOR VICE PRESIDENT
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

        ------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

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     Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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     2) Form, Schedule or Registration Statement No.:

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

                   [GOLDEN WEST FINANCIAL CORPORATION LOGO]


                                                                  March 10, 1995

Dear Stockholder:

     The Annual Meeting of Stockholders of Golden West Financial Corporation will be held May 2, 1995, at 11:00 a.m. on the fourth floor of the Company's headquarters located at 1901 Harrison Street, Oakland, California. The management and directors of Golden West Financial Corporation look forward to meeting with you at that time.

     Attached to this letter is the formal notice of meeting and proxy statement. We urge you to complete and return the enclosed proxy immediately. A prepaid return envelope is provided for that purpose. If you attend the meeting, you may withdraw your previously mailed proxy and vote at the meeting.

     Sincerely yours,

                    [SIG]                                             [SIG]
             HERBERT M. SANDLER                                 MARION O. SANDLER
          Chairman of the Board and                         Chairman of the Board and
           Chief Executive Officer                           Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                       OF

                       GOLDEN WEST FINANCIAL CORPORATION

     The Annual Meeting of Stockholders of Golden West Financial Corporation (the "Company") will be held on the fourth floor of the Company's headquarters located at 1901 Harrison Street, Oakland, California on Tuesday, May 2, 1995, at 11:00 a.m. for the following purposes:

        (1) To elect three members of the Board of Directors to hold office for three-year terms and until their successors are duly elected and qualified;

        (2) To ratify the selection of independent auditors; and

        (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The close of business on March 1, 1995 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at this meeting or any adjournment thereof. A list of such stockholders will be available at the time and place of the meeting and, during ten days prior to the meeting, at the office of the Secretary of Golden West Financial Corporation, 1901 Harrison Street, Oakland, California.

                                          By order of the Board of Directors.

                                          [SIG]
                                          ROBERT C. ROWE
                                          Vice President and Secretary
March 10, 1995

IMPORTANT: TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE, DATE,
           SIGN AND MAIL THE ENCLOSED PROXY PROMPTLY IN THE RETURN ENVELOPE WHICH HAS BEEN PROVIDED.

                                PROXY STATEMENT

     The enclosed proxy is solicited on behalf of the Board of Directors of Golden West Financial Corporation (the "Company") to be used at the Annual Meeting of Stockholders on May 2, 1995 for the purposes set forth in the foregoing notice. Any stockholder may revoke his proxy at any time prior to exercise by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date, or upon request if such stockholder is present at the meeting and chooses to vote in person.

     The expense of soliciting proxies will be paid by the Company. Proxies may be solicited by regular employees of the Company personally or by telephone or telegraph, and the Company will upon request reimburse persons holding shares in their names, or the name of their nominees, but not owning the shares beneficially, for reasonable expenses of forwarding proxy materials to their principals.

     The principal executive offices of the Company are located at 1901 Harrison Street, Oakland, California 94612. This Proxy Statement and the enclosed Proxy are being sent or given to stockholders commencing March 10, 1995.

                               VOTING SECURITIES

     Only stockholders of record on the books of the Company as of 5:00 p.m., March 1, 1995, will be entitled to vote at the Annual Meeting. As of the close of business on March 1, 1995, there were outstanding 58,582,105 shares of Common Stock of the Company, $.10 par value. Stockholders are entitled to one vote for each share held except that, in the election of directors, each stockholder has cumulative voting rights and is entitled to as many votes as equal the number of shares held by such stockholder multiplied by the number of directors to be elected (three), which votes may be cast for a single candidate or distributed among any or all candidates as such stockholder sees fit. The three candidates for director receiving the highest number of votes shall be elected. Consistent with Delaware law, abstentions and broker non-votes will not be counted, except that shares owned by stockholders submitting signed proxies will be counted for the purpose of determining whether a quorum of stockholders is present at the Annual Meeting.

                             ELECTION OF DIRECTORS

     Pursuant to Article Seventh of the Company's Certificate of Incorporation, the Board of Directors is divided into three classes, each of which consists of three directors. The second class of directors is being elected at the 1995 Annual Meeting and will serve until the 1998 Annual Meeting. The third class of directors will serve until the 1996 Annual Meeting and the first class of directors will serve until the 1997 Annual Meeting.

     Three directors are to be elected at the 1995 Annual Meeting. Patricia A. King, Paul Sack, and Marion O. Sandler are nominees for directors. Mr. Sack and Mrs. Sandler were elected directors by a vote of the stockholders at the 1992 Annual Meeting of Stockholders. Ms. King was appointed by the Board of Directors in October, 1994 to fill a vacancy created by the resignation of a director from the third class of directors. In connection with the resignation of a director from the second class during 1995, Ms. King resigned from the third class and was appointed to the second class of directors to fill the vacancy and to complete the term of the resigned director, thereby joining the class of directors which is subject to election at the 1995 Annual Meeting. Ms. King has been a professor of law at Georgetown University in Washington, D.C. since 1988 and an adjunct professor of the Department of Health and Policy Management in the School of Hygiene and Public Health at Johns Hopkins University in Baltimore, Maryland since 1990.

     In the absence of instructions to the contrary, shares represented by the enclosed proxy will be voted FOR the election of the above nominees to the Board of Directors. If any of such persons are unable or unwilling to be nominated for the office of director at the date of the Annual Meeting, or any adjournment thereof, the proxy holders will vote for such substitute nominees as the Company's Board of Directors may propose. The management has no reason to believe that any of such nominees will be unable or unwilling to serve if elected a director. Notwithstanding the foregoing, if one or more persons other than those named above are nominated as candidates for the office of director, the proxy holders may cumulate votes and the enclosed proxy may be voted in favor of any one or more of the nominees named above, to the exclusion of others, and in such order of preference as the proxy holders may determine in their discretion.

     Set forth below is certain information concerning the nominees and the members of the Board of Directors who will continue in office after the 1995 Annual Meeting:

                                                                               COMMON STOCK BENEFICIALLY
                                                                                      OWNED AS OF
                                                                                 FEBRUARY 28, 1995(1)
   CONTINUING DIRECTORS           BUSINESS EXPERIENCE       SERVED AS         ---------------------------
     AND NOMINEES FOR           DURING PAST FIVE YEARS      DIRECTOR            NUMBER          PERCENT
     DIRECTOR (CLASS)            AND OTHER INFORMATION        SINCE     AGE   OF SHARES         OF CLASS
- ---------------------------  -----------------------------  ---------   ---   ----------       ----------
Louis J. Galen (III)         Retired (Since 1982) Company      1959     69     1,205,636(2)        2.1%
                             Officer, Private Investor;
                             Director of Trans World Bank
Patricia A. King (II)        Professor of Law, Georgetown      1994     52            --             --
                             University, Washington, D.C.;
                             Adjunct Professor, Department
                             of Health Policy and
                             Management, School of Hygiene
                             and Public Health, Johns
                             Hopkins University
William D. McKee (I)         Retired (Since 1988) Partner,     1970     68        97,633(3)         .2%
                             Orrick, Herrington &
                             Sutcliffe, Law Firm
Bernard A. Osher (III)       Chairman, Butterfield and         1970     67     3,586,650           6.1%
                             Butterfield, Auctioneers
Kenneth T. Rosen (I)         Professor of Business             1984     46         3,000             --
                             Administration, Haas School
                             of Business; Chairman of the
                             Center for Real Estate and
                             Urban Economics, University
                             of California, Berkeley
Paul Sack (II)               Principal, The Paul Sack          1989     67         6,200             --
                             Properties, Real Estate
                             Investment and Private
                             Management Company
Herbert M. Sandler (I)(4)    Chairman of the Board and         1963     63     5,254,520(5)(6)     9.0%
                             Chief Executive Officer of
                             the Company and World Savings
                             and Loan Association
Marion O. Sandler (II)(4)    Chairman of the Board and         1963     64     5,610,530(5)(7)     9.6%
                             Chief Executive Officer of
                             the Company and World Savings
                             and Loan Association
All directors and officers as a group (13 persons)                            11,664,274(8)       19.9%

- ---------------
(1) Held directly with sole voting and investment powers unless otherwise noted, subject to community property laws where applicable.

(2) Includes 1,157,636 shares held jointly, with shared voting and investment powers, by Mr. Galen and his spouse, as co-trustees. Also includes 48,000 shares, with shared voting and investment powers, held in a charitable trust for which Mr. Galen is trustee.

(3) Includes 13,896 shares held jointly, with shared voting and investment powers, by Mr. McKee and his spouse, as co-trustees. Also includes 83,737 shares held in trust for the benefit of Mr. McKee and members of his family.

(4) Member of the Executive Committee.

(5) Includes for both Herbert M. Sandler and Marion O. Sandler, husband and wife, 4,635,620 shares, with shared voting and investment powers, held jointly by Mr. and Mrs. Sandler, as co-trustees.

(6) Includes for Herbert M. Sandler 900 shares with voting and investment powers in trust for the benefit of his sister-in-law, 163,208 shares with shared voting and investment powers held in trusts for the benefit of Mr. and Mrs. Sandler's descendents with Mr. and Mrs. Sandler as co-trustees, and 608,700 shares which

    Mr. Sandler may acquire upon exercise of employee stock options exercisable on February 28, 1995, or within 60 days thereafter.

(7) Includes for Marion O. Sandler 30,060 shares with voting and investment powers in trust for the benefit of herself and descendents, 356,580 shares with voting and investment powers held in trusts for the benefit of Mr. and Mrs. Sandler's descendents, 163,208 shares with shared voting and investment powers held in trusts for the benefit of Mr. and Mrs. Sandler's descendents with Mr. and Mrs. Sandler as co-trustees, and 562,410 shares which Mrs. Sandler may acquire upon exercise of employee stock options exercisable on February 28, 1995, or within 60 days thereafter.

(8) Includes 6,564,769 shares as to which officers and directors share with others voting and/or investment powers. Also includes 1,456,735 shares which certain officers may acquire upon the exercise of employee stock options exercisable on February 28, 1995, or within 60 days thereafter.

     The continuing directors and nominees for elections as directors have had the principal occupations or employments set forth in the foregoing table for at least the past five years, except for Marion O. Sandler who was President and Chief Executive Officer of the Company and World Savings and Loan Association until January 1993 at which time she became Chairman of the Board and Chief Executive Officer of the Company and World Savings and Loan Association along with Herbert M. Sandler. Paul Sack was a principal and partner in RREEF Funds, a real estate investment management company, until he retired in 1992 at which time Mr. Sack resumed his active participation in The Paul Sack Properties, a real estate company which he started in 1959.

     Herbert M. Sandler and Marion O. Sandler are husband and wife. Bernard A. Osher is the brother of Mrs. Sandler. Herbert M. Sandler, Marion O. Sandler and Bernard A. Osher may be deemed to be "control" persons of the Company, within the meaning of the General Rules and Regulations adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934. The business address for Mr. and Mrs. Sandler is 1901 Harrison Street, Oakland, California 94612. The business address for Mr. Osher is 220 San Bruno Avenue, San Francisco, California 94103.

     During 1994, the Company's Board of Directors held four meetings. The Board of Directors has standing Nomination, Audit and Compensation Committees. The members of the Nominating Committee in 1994 were William Patrick Kruer, Kenneth
T. Rosen and Paul Sack. The Nominating Committee's principal function is to identify and propose to the Board qualified individuals as potential candidates for the position of Director. The Nominating Committee does not consider recommendations from stockholders for nominations for Director. The members of the Audit Committee in 1994 were Louis J. Galen, William D. McKee and Kenneth T. Rosen. The principal function of the Audit Committee is to assist the Board of Directors in reviewing the financial statements of the Company and its subsidiaries as issued to its stockholders and others. Such Committee held four meetings of its members during 1994. The members of the Compensation Committee in 1994 were William Patrick Kruer, Kenneth T. Rosen and Paul Sack. Mr. Kruer resigned from the Board of Directors in February 1995. The report of the Compensation Committee is set forth below:

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

To the Board of Directors:

     The Compensation Committee's primary function is to review and recommend, for review by the Board of Directors, the salaries and other compensation of the Company's senior executive officers. In addition, the Compensation Committee serves as the Company's Stock Option Committee which approves the grants of stock options pursuant to the Company's Stock Option Plan, including grants of stock options to executive officers of the Company. The Compensation Committee met in April of 1994 to recommend to the Board of Directors salaries and stock options, for the period May 1, 1994 through April 30, 1995, for the Company's chief executive officers ("Chief Executive Officers"), and its President and Senior Executive Vice President (together with the Chief Executive Officers, the "Senior Executive Officers"). The cash compensation of the Company's other executive officers was determined through normal annual reviews by their managers, who included one or more of the Chief Executive Officers, the President, or the Senior Executive Vice President. The compensation of each such officer was determined in those reviews with reference to the officer's individual performance in his area of responsibility and the manager's assessment of his contribution to the performance of the Company. The Compensation Committee also met in December 1994, in its capacity as the Company's Stock Option Committee, and considered grants of stock options to executive officers other than the Senior Executive Officers.

  COMPENSATION GOALS AND APPROACH

     The Committee's goals were to provide compensation that: (a) reflects both the Company's and the executives' performance; (b) compares reasonably with compensation in the relevant market; and (c) attracts and retains high quality executives. In its evaluation of executive compensation for the Senior Executive Officers, the Committee considered factors relating to the Company's performance, compared to a peer group, and the compensation of the Company's Senior Executive Officers relative to the compensation of executives in the peer group. The peer group included the top performing regional bank holding companies (BANC ONE Corp., BankAmerica Corp., Boatmen's Bancshares, Corestates Financial Corp., First Bank System, First Chicago Corp., First Union Corporation, National City Corp., NationsBank Corp., NBD Bancorp Inc., Norwest Corp., PNC Financial Corp., Republic New York Corp., SunTrust Banks, Inc., U.S. Bancorp and Wachovia Corp.) and two savings and loan holding companies (H.F. Ahmanson & Co. and Great Western Financial Corporation). Each company in the peer group, except H.F. Ahmanson & Co. and Great Western Financial Corporation, was included in the list of companies reflected in the Common Stock Performance Graph in the proxy statement for the Company's 1994 Annual Meeting. H.F. Ahmanson & Co. and Great Western Financial Corporation were added to the peer group for the purposes of the Committee's analysis because they are the two largest savings and loan holding companies in the nation.

     The Committee considered several measures of performance in evaluating the Company's performance relative to the peer group, including: total assets; net earnings; return on average assets; return on average equity; capital levels; the ratio of non-performing assets ("NPAs") and troubled debt restructured ("TDRs") to period-end loans; the ratio of net charge-offs to average loans and leases; loan loss coverage; the ratio of general and administrative expenses ("G&A") to interest income and other income; the ratio of non-interest expenses to pretax earnings; and the ratio of pretax earnings to net interest income and non-interest income. In addition, in evaluating compensation, the Committee also considered other factors, including: the attainment of long-term plans and budgets; the attainment of goals and objectives; the attainment of credit ratings by nationally-recognized rating services; the attainment of regulatory examination ratings by the Company and its principal operating subsidiary, World Savings and Loan Association; the attainment of regulatory capital standards by World Savings and Loan Association; the strategic accomplishments of the Company; and the general assessment of the executives by peers, equity analysts and others.

     With respect to total compensation, the Committee considered annual compensation of the Company's Senior Executive Officers relative to executives in the peer group, for the period 1991 through 1993, including: (i) salary, bonuses and other forms of cash compensation; and (ii) equity-based compensation, including restricted stock and stock options. In general, the Committee concluded that while exact comparisons could not be made, the compensation of the Company's Senior Executive Officers for the period in question was in accordance with compensation for the peer group.

     The Committee, in its role as the Company's Stock Option Committee, also considered stock option awards for the Company's executive officers. In general, each executive officer's eligibility for and the amount of those awards were determined considering such officer's performance, the amount of options previously granted and the Company's objectives of encouraging strong performance in the future, providing an opportunity for employees to acquire a proprietary interest in the Company and encouraging employees to remain in the employ of the Company.

  TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Section 162(m) of the Internal Revenue Code limits the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of the other four most highly compensated executive officers. The Company generally may deduct compensation paid to such an officer only if the compensation does not exceed $1 million during any fiscal year or is "performance-based" as defined in section 162(m). At present, the Committee believes that the Company will not be affected by section 162(m) because no Company executive currently receives cash compensation in excess of $1 million, and any compensation paid pursuant to the Company's Stock Option Plan qualifies for continued deductibility pursuant to the transition rules applicable under section 162(m). In the future, the Committee will monitor the levels of executive compensation and consider taking appropriate steps to ensure the continued tax deductibility of executive compensation.

  1994 COMPENSATION FOR THE CHIEF EXECUTIVE OFFICERS

     In setting the salary and stock option awards for the Chief Executive Officers, the Committee took into account the Company's performance in return on average equity; return on average assets; ratio of Tier 1 capital to total assets; ratio of Total Risk-Weighted capital to assets; ratio of NPAs and TDRs to period-end loans; ratio of net charge-offs to average loans; loan loss coverage ratio; ratio of G&A to net interest income and other income; ratio of non-interest expense to pretax earnings; and ratio of pretax earnings to net interest income and non-interest income.

     In considering the compensation of the Chief Executive Officers, the Committee also considered the attainment of goals and objectives and plans and budgets in key areas of operations, including expense control, loan production, asset quality, branch network growth and capital growth. The Committee also considered the generally favorable results attained by the Company and its principal operating subsidiary, World Savings and Loan Association, during examinations by the Office of Thrift Supervision. The Committee also acknowledged the continued recognition of the Chief Executive Officers by the business press, equity analysts and others, with respect to the performance of the Chief Executive Officers and their contributions to the performance of the Company.

     The Committee considered the foregoing factors as a group without assigning relative weight to any one factor over another. Based upon its review of the Company's performance and the performance of the Chief Executive Officers, the Committee arrived at recommendations with respect to salaries and stock option awards.

     The Committee also evaluated the recommended compensation of the Chief Executive Officers by comparing their compensation for the period 1991 through 1993 to that of chief executive officers of companies in the peer group over the comparable period. The Committee recognized that the Chief Executive Officers' compensation included only salary and stock option components, while the components of chief executive officer compensation for the peer group included not only salary and stock options but also included other forms of cash compensation, such as bonuses and long-term incentives, and other forms of stock-based compensation, such as restricted stock. These differences in the form of compensation received by the Chief Executive Officers and that received by chief executives of companies in the peer group made exact comparisons difficult; however, the Committee reached certain general conclusions regarding the Chief Executive Officers' compensation.

     In general, the trends in the increase in the Chief Executive Officers' cash compensation for the period reviewed were consistent with such trends in the peer group. Further, for a number of the chief executives of companies in the peer group, the total amount of cash compensation received significantly exceeded the cash compensation of the Chief Executive Officers. In addition, the number of stock options awarded to the Chief Executive Officers had in a number of cases been lower than awards made to chief executives of companies in the peer group. Further, the Committee noted that the Chief Executive Officers had not been awarded forms of stock-based compensation other than stock options, while a number of the chief executives of companies in the peer group had benefited from other forms of such compensation.

     The Committee concluded, after reviewing this data, that the compensation of the Chief Executive Officers for the period 1991 through 1993 was in accordance with the compensation for executives of companies in the peer group for the comparable period.

     Based upon its review of the Company's performance and the performance of the Chief Executive Officers, and considering the level of compensation of the Chief Executive Officers compared to the peer group, the Committee concluded that the recommendations it had arrived at were consistent with the Committee's traditional approach to executive compensation and were appropriate in a comparative context. Accordingly, the Committee determined to recommend to the Board of Directors salaries and stock option grants, for the period May 1, 1994 through April 30, 1995, in the amounts reflected in the Summary Compensation Table located elsewhere in this proxy statement.

                                          COMPENSATION COMMITTEE
                                               William Patrick Kruer, Chairman
                                               Kenneth T. Rosen
                                               Paul Sack

SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC").

     Based solely on the Company's review of such reports and written representations from certain persons that certain of such reports were not required to be filed by such persons, no officer, director or person who owns more than ten percent of a registered class of the Company's equity securities failed to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934 during the year ended December 31, 1994, except that a Form 4 with respect to Mr. Judd regarding activity in August 1994 was prepared and signed by Mr. Judd in a timely manner but was submitted late as a result of a clerical oversight.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership, as of the dates indicated, of each stockholder other than Herbert M. Sandler, Marion O. Sandler, and Bernard A. Osher, known to the Company to be beneficial owner of more than 5% of the Company's Common Stock. The table also sets forth the beneficial ownership, as of February 28, 1995 of each of the executive officers named in the Summary Compensation Table located elsewhere in this proxy statement who are not also directors of the Company.

                                             AMOUNT AND NATURE           PERCENT OF
 NAME AND ADDRESS OF BENEFICIAL OWNER     OF BENEFICIAL OWNERSHIP          CLASS
- --------------------------------------    -----------------------     ----------------
The Capital Group Companies, Inc......           4,510,600(1)                7.7%
333 South Hope Street
Los Angeles, CA 90071
FMR Corp..............................           5,548,351(2)                9.5%
82 Devonshire Street
Boston, MA 02109
Wellington Management Company/........           6,406,500(3)(5)            10.9%
Thorndike, Paine & Lewis
75 State Street
Boston, MA 02109
The Windsor Funds, Inc.,..............           6,222,400(4)(5)            10.6%
a member of the Vanguard Group
of Investment Companies
Vanguard Financial Center
Valley Forge, PA 19482
James T. Judd.........................              72,000(6)                 .1%
Senior Executive Vice President
of the Company and President and
Chief Operating Officer of
World Savings and Loan Association
1901 Harrison Street
Oakland, CA 94612
Russell W. Kettell....................             386,050(6)                 .7%
President of the Company and
Senior Executive Vice President of
World Savings and Loan Association
1901 Harrison Street
Oakland, CA 94612
Dirk S. Adams.........................              20,700(6)               --
Group Senior Vice President
of the Company and
World Savings and Loan Association
1901 Harrison Street
Oakland, CA 94612

- ---------------

(1) Includes 4,510,600 shares with sole disposition power and 1,614,800 with sole voting power, based upon SEC Schedule 13G dated February 8, 1995.

(2) Includes 5,548,351 shares with sole disposition power and 177,851 shares with sole voting power, based upon SEC Schedule 13G dated February 13, 1995.

(3) Includes 6,406,500 shares with shared disposition power and 116,400 with shared voting power, based upon SEC Schedule 13G dated January 25, 1995.

(4) Includes 6,222,400 shares with shared disposition power and 6,222,400 with sole voting power, based upon SEC Schedule 13G dated February 10, 1995.

(5) The shares reported by the Windsor Fund are also included in those reported by Wellington Management Company.

(6) Includes 52,000, 186,000, and 16,700 shares which Messrs. Judd, Kettell, and Adams, respectively, may acquire upon exercise of employee stock options exercisable on February 28, 1995 or within 60 days thereafter.

                             EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

     The cash compensation paid to each of the two Chief Executive Officers and to the three most highly compensated executive officers of the Company, for services in all capacities to the Company and its subsidiaries is set forth below:

                           SUMMARY COMPENSATION TABLE
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

                                                                                              LONG TERM
                                                         ANNUAL COMPENSATION                 COMPENSATION
                                              ------------------------------------------     ------------
                                                               OTHER ANNUAL                   ALL OTHER
                                                               COMPENSATION      OPTIONS     COMPENSATION
    NAME AND PRINCIPAL POSITION      YEAR     SALARY($)(A)        ($)(B)         (#)(C)         ($)(D)
- -----------------------------------  ----     ------------     -------------     -------     ------------
HERBERT M. SANDLER                   1994       $889,704          $11,613         35,000        $5,201
  Chairman of the Board and Chief    1993        847,833            8,657         35,000         5,078
  Executive Officer of the Company   1992        808,333            5,206             --         4,945
  and World Savings and Loan
  Association
MARION O. SANDLER                    1994        889,704           11,344         35,000         5,201
  Chairman of the Board and Chief    1993        847,833            8,313         35,000         5,078
  Executive Officer of the Company   1992        808,333            4,997             --         4,945
  and World Savings and Loan
  Association
JAMES T. JUDD                        1994        631,192(E)         6,419         17,500         5,201
  Senior Executive Vice President    1993        605,896(E)         7,136         17,500         5,078
  of the Company and President and   1992        591,885(E)         7,193             --         4,945
  Chief Operating Officer of World
  Savings and Loan Association
RUSSELL W. KETTELL                   1994        482,288            1,188         17,500         5,201
  President of the Company and       1993        459,320            2,989         17,500         5,078
  Senior Executive Vice President    1992        437,447            2,930             --         4,945
  of World Savings and Loan
  Association
DIRK S. ADAMS                        1994        282,852            1,968          3,000         5,201
  Group Senior Vice President of     1993        270,672            1,907          2,500         5,078
  the Company and World Savings and  1992        255,348            1,579          9,000         4,945
  Loan Association

- ---------------
(A) Amounts shown include cash compensation earned and received by executive officers.

(B) Amounts are for cash reimbursement for income taxes incurred by individuals on fringe benefits.

(C) Options granted are under the Company's 1987 Stock Option Plan which provides for the issuance of both incentive stock options and nonqualified stock options.

(D) Amounts shown in this column represent Company contributions on behalf of each of these officers to the Company's 401(K) plan, $4,620 (1994), $4,497
    (1993) and $4,364 (1992), and payments by the Company for term life insurance for executive officers in excess of their individual contributions, $581 (1994, 1993 and 1992).

(E) Amounts for Mr. Judd also include $100,000 in each year, which amounts were vested and available to be paid to Mr. Judd at his election pursuant to a deferred compensation agreement. Such amount was received during 1992; in 1994 he elected to receive only $91,663 and in 1993 he elected to receive only $66,667.

INDEBTEDNESS OF MANAGEMENT

     During 1994, J. L. Helvey, Group Senior Vice President of the Company and World Savings and Loan Association, was indebted to the Company for a residential loan. The largest aggregate balance outstanding from January 1, 1994 to February 28, 1995 was $138,337. The annual interest rate charged on this indebtedness was from 4.88% to 5.62%. The amount of indebtedness outstanding at February 28, 1995 was $132,485.

DEFERRED COMPENSATION

     The Company has entered into deferred compensation agreements with certain of the key employees of the Company and its subsidiaries, as selected by the Office of the Chairman, including Messrs. Judd, Kettell and Adams.

     The agreements provide for benefits payable in monthly installments over ten years upon retirement at age 65 or upon the death of the employee (paid to his beneficiary). The agreements contain vesting schedules that provide for full vesting by ages ranging from 58 to 63, depending upon the age of the employee at time the agreement was executed. The vesting schedules provide that one-third of the benefits vest during the first half of the vesting period and two-thirds vest during the second half.

     The annual installments payable upon retirement at age 65 or death to Messrs. Judd, Kettell and Adams are $300,000, $375,000, and $60,000, respectively. As of December 31, 1994, Messrs. Judd, Kettell, and Adams had accumulated vested benefits of $809,200, $1,091,700, and $73,300, respectively, pursuant to the agreements. During 1994, the following amounts under the agreements were vested for the accounts of Messrs. Judd, Kettell, and Adams, respectively: $142,800, $230,900 and $20,000. In addition, Mr. Judd has $541,670 in fully vested benefits remaining from a separate deferred compensation agreement that provides for an aggregate of 120 monthly installments of $8,333 each to be paid to him at his election.

     The Company carries life insurance policies on the lives of these employees in amounts estimated to be sufficient to cover its obligations under the agreements. If assumptions as to mortality experiences, future policy dividends and other factors are realized, the Company will recover an amount equal to all retirement payments under the agreements, plus the premiums on the insurance contracts and the interest that could have been earned on the use of the premium payments.

COMPENSATION OF DIRECTORS

     An annual retainer of $15,000, paid monthly, and a fee of $2,000 for each Board of Directors meeting attended is paid to directors who are not employees of the Company. In addition, the Chairman of the Audit Committee receives a fee of $1,000 per Audit Committee meeting attended and each of the other members of the Audit Committee receives a fee of $750 for each Audit Committee meeting attended.

STOCK OPTIONS

     Information concerning individual grants of stock options made to the two Chief Executive Officers and the three most highly compensated executive officers of the Company during the year ended December 31, 1994 is set forth below:

                              OPTION GRANTS TABLE
                 OPTION GRANTS FOR YEAR ENDED DECEMBER 31, 1994

                                            INDIVIDUAL GRANTS
                            -------------------------------------------------     POTENTIAL REALIZABLE
                                         % OF                                    VALUE AT ASSUMED ANNUAL
                                     TOTAL OPTIONS                                RATES OF STOCK PRICE
                                      GRANTED TO                                 APPRECIATION FOR OPTION
                            OPTIONS    EMPLOYEES     EXERCISE OR                          TERM
                            GRANTED    IN FISCAL     BASE PRICE    EXPIRATION   -------------------------
           NAME              (#)         YEAR          ($/SH)         DATE       5%($)           10%($)
- --------------------------  ------   -------------   -----------   ----------   --------       ----------
Herbert M. Sandler........  35,000         9.2%         $38.75     06/02/2004   $853,000       $2,162,000
Marion O. Sandler.........  35,000         9.2           38.75     06/02/2004    853,000        2,162,000
James T. Judd.............  17,500         4.6           38.75     06/02/2004    426,500        1,081,000
Russell W. Kettell........  17,500         4.6           38.75     06/02/2004    426,500        1,081,000
Dirk S. Adams.............   2,800          .7           34.50     12/09/2004     61,000          154,000
                               200          .1           34.50     01/09/2005      4,000           11,000

     Information concerning exercises of stock options by the two Chief Executive Officers and the three most highly compensated executive officers of the Company during the year ended December 31, 1994 and certain information concerning unexercised stock options is set forth below:

                   OPTION EXERCISES AND YEAR END VALUE TABLE

      AGGREGATED OPTION EXERCISES FOR THE YEAR ENDED DECEMBER 31, 1994 AND
                    DECEMBER 31, 1994 YEAR END OPTION VALUES

                                                                                           VALUE OF UNEXERCISED
                                                             NUMBER OF UNEXERCISED             IN-THE-MONEY
                                                                  OPTIONS AT                    OPTIONS AT
                                                             DECEMBER 31, 1994(#)         DECEMBER 31, 1994($)(B)
                      SHARES ACQUIRED        VALUE        ---------------------------   ---------------------------
        NAME          ON EXERCISE(#)    REALIZED($)(A)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- --------------------  ---------------   ---------------   -----------   -------------   -----------   -------------
Herbert M.
  Sandler...........        9,300         $  226,687        608,700         80,000      $12,575,650      $  2,500
Marion O. Sandler...       51,300          1,250,438        562,410         80,000       11,452,425         2,500
James T. Judd.......       41,000          1,262,850         52,000         64,000        1,067,375       304,125
Russell W.
  Kettell...........        1,800             55,200        192,000         64,000        4,292,313       304,125
Dirk S. Adams.......        8,000            229,250         16,700         18,000          258,112        35,063

- ---------------
(A) Market value of underlying securities at exercise date less the option price.

(B) Market value of unexercised "in-the-money" options at year end less the option price of the "in-the-money" options.

COMMON STOCK PERFORMANCE GRAPH

     The graph below compares the yearly change in the Company's cumulative total stockholder return on its Common Stock for the five years ended December 31, 1994 with the cumulative total return, assuming reinvestment of dividends, of each of the Standard & Poor's 500 Stock Index and an index of peer issuers. Cumulative total stockholder return is measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment and (B) the difference between the Company's share price at the beginning and the end of the measurement period by (ii) the share price at the beginning of the measurement period. The issuers included in the peer index are all regional bank holding companies that have assets in excess of $20 billion and a primary bank operating subsidiary rated as high or higher than the Company's principal subsidiary, World Savings and Loan Association, (A1 or better by Moody's and A+ or better by Standard & Poor's): namely, BANC ONE Corp.; BankAmerica Corp.; Boatmen's Bancshares; Corestates Financial Corp.; First Bank System; First Chicago Corp.; First Union Corporation; Mellon BankCorp; National City Corp.; NationsBank Corp.; NBD Bancorp Inc.; Norwest Corp.; PNC Financial Corp.; Republic New York Corp.; SunTrust Banks, Inc.; U.S. Bancorp; and Wachovia Corp. Mellon BankCorp. which did not meet the peer index criteria in the prior year, has been added to the peer group in 1994 because of a change in its credit rating. The returns of each component issuer of such group have been weighted according to the stock market capitalization of the respective issuer.

                   TOTAL SHAREHOLDER RETURN PERFORMANCE GRAPH

                                                  GOLDEN WEST
      MEASUREMENT PERIOD          S&P 500 IN-      FINANCIAL
    (FISCAL YEAR COVERED)             DEX            CORP         PEER GROUP
DEC. 89                                    100             100             100
DEC. 90                                  96.90           92.18           85.14
DEC. 91                                 126.42          164.19          142.49
DEC. 92                                 136.05          164.17          179.37
DEC. 93                                 149.76          148.55          183.12
DEC. 94                                 151.74          135.33          172.24

     Assumes $100 invested on December 31, 1989 in the stock of Golden West Financial Corporation, S&P 500 Index and Peer Group (weighted by market capitalization). Total return assumes reinvestment of dividends.

                              APPROVAL OF AUDITORS

     The Board of Directors has appointed Deloitte & Touche LLP to serve as the Company's independent auditors for the year ending December 31, 1995, subject to stockholder approval. If the stockholders do not vote in favor of the appointment of Deloitte & Touche LLP, the Board of Directors will consider the selection of other auditors.

     Representatives of Deloitte & Touche LLP will be present at the Annual Meeting of Stockholders and will be available to respond to appropriate questions. They will be given the opportunity to make a statement, if they desire to do so.

     Deloitte & Touche LLP has served as the Company's independent auditors since 1963 and was selected by the Board of Directors to serve in 1994, which selection was ratified and approved by the stockholders of the Company on April 28, 1994. In order to be adopted, the proposal to approve the appointment of Deloitte & Touche LLP as auditors for the Company must be approved by the holders of a majority of the outstanding shares of Common Stock present or represented by proxy and entitled to vote at the meeting. The Board of Directors recommends a vote FOR the appointment of Deloitte & Touche LLP to serve as the Company's independent auditors for the year ending December 31, 1995.

                STOCKHOLDERS' PROPOSALS FOR NEXT ANNUAL MEETING

     Stockholders' proposals intended to be presented at the 1996 Annual Meeting of Stockholders of the Company must be received by the Company not later than November 9, 1995, for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting. Proposals should be addressed to the Company at 1901 Harrison Street, Oakland, California, 94612, Attention: Corporate Secretary.

                                 OTHER MATTERS

     The management knows of no business other than that mentioned above to be transacted at the Annual Meeting, but if other matters do properly come before the meeting it is the intention of the persons named in the enclosed proxy to vote thereon in accordance with their judgment, and discretionary authority to do so is included in the proxy.

                                          GOLDEN WEST FINANCIAL CORPORATION
                                          Oakland, California

March 10, 1995

                                   PROXY SOLICITED BY BOARD OF DIRECTORS

                                       The undersigned hereby appoints BERNARD
                                   A. OSHER, HERBERT M. SANDLER, and
                                   J. L. HELVEY, or any of them, each with
GOLDEN             PROXY           power of substitution, as proxies of the
                                   undersigned to attend the Annual Meeting
WEST                               of Stockholders of Golden West Financial
                                   Corporation (the "Company"), to be held
FINANCIAL                          on the fourth floor of the Company's
                                   headquarters located at 1901 Harrison
CORPORATION                        Street, Oakland, California, on May 2, 1995
                                   at 11:00 a.m., and any adjournment thereof, and to vote the number of shares of Common
                                   Stock, $.10 par value, of the Company,
                                   which the undersigned would be entitled to vote if personally present on the following:
(1) ELECTION OF DIRECTORS
                           / /FOR all nominees listed below
                              (except as marked to the contrary below)
                           / /WITHHOLD AUTHORITY to vote for all nominees
                              listed below
                              Patricia A. King, Paul Sack, Marion O. Sandler

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW)

- --------------------------------------------------------------------------------

(2) RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP, independent public accountants, to examine the accounts of the Company for the current fiscal year.

                 / / FOR        / / AGAINST        / / ABSTAIN

(3) In their discretion, upon all other matters as may properly be brought before the meeting or any adjournment thereof.

                                    (Continued and to be signed on reverse side)

(Continued from other side)

    THIS PROXY WILL BE VOTED IN ACCORDANCE WITH INSTRUCTIONS GIVEN. IN THE ABSENCE OF SUCH INSTRUCTIONS, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS NOMINATED BY MANAGEMENT AND FOR PROPOSAL 2.

    Please date and sign below exactly as your name or names appear hereon. If more than one name appears, all should sign. Joint owners should each sign personally. Corporate proxies should be signed in full corporate name by an authorized officer and attested. Persons signing in a fiduciary capacity should indicate their full names in such capacity.

                                                    ----------------------------
                                                     (Signature of Stockholder)

                                                    ----------------------------
                                                     (Signature of Stockholder)

                                                    Dated:                , 1995
                                                          ----------------

 STOCKHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE
                               ENCLOSED ENVELOPE.